Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: William A. Stoltz

President and Chief Executive Officer

(573) 364-1024

CENTRAL FEDERAL BANCSHARES, INC. ANNOUNCES MEMBER APPROVAL OF PLAN OF CONVERSION AND FUNDING OF THE FOUNDATION; CONVERSION EXPECTED TO CLOSE IN EARLY JANUARY 2016

Rolla, Missouri - December 22, 2015 – Central Federal Bancshares, Inc. (the “Company”), a Missouri corporation and the proposed holding company for Central Federal Savings and Loan Association of Rolla (the “Association”), announced today that the Association’s members approved the plan of conversion pursuant to which the Association will convert to a stock savings association and become the wholly-owned subsidiary of the Company as well as the proposed contribution by the Association to The Central Federal Community Foundation in connection with the conversion.

The Company also announced that based upon preliminary results, the subscription offering that closed on December 15, 2015 was oversubscribed in the first category of the subscription offering by eligible account holders as of June 30, 2014. Valid stock orders from depositors having first priority will be filled in accordance with the allocation procedures described in the prospectus and set forth in the Association’s plan of conversion. No other orders placed in the subscription offering will be filled and subscribers will have their funds returned with interest promptly upon the closing of the conversion. The Company is currently processing the orders and will provide allocation information as soon as it is available. The number of shares to be sold in connection with the conversion and stock offering will be based on a final appraisal and receipt of final regulatory approvals. The stock offering and the simultaneous mutual-to-stock conversion of the Association are expected to close in early January 2016, subject to final regulatory approvals and the satisfaction of customary closing conditions. The Company will provide more information as soon as it is available. The Stock Information Center will be confirming the allocation information for first category subscribers after all final approvals are received. Other information regarding the subscription offering may be obtained by contacting the Stock Information Center at (877) 821-5775. The Stock Information Center is open Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time, except on bank holidays.

Keefe, Bruyette & Woods, Inc., A Stifel Company acted as selling agent in the subscription offering, and served as financial advisor to the Company and the Association in connection with the conversion. Lewis Rice LLC, St. Louis, Missouri, acted as legal counsel to the Company and the Association.

About Central Federal

Central Federal Savings and Loan Association of Rolla is a federally chartered savings association serving the financial needs of its customers in Phelps, Dent, Texas, Crawford, Pulaski and Maries counties in Missouri. It conducts business from its office in Rolla, Missouri.

This press release contains certain forward-looking statements about the conversion and offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, delays in receiving final regulatory approvals or in satisfying other conditions to closing, changes required to be made to the independent appraisal by the Office of the Comptroller of the Currency, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which Central Federal Bancshares, Inc. and Central Federal Savings and Loan Association of Rolla are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by means of the written prospectus forming part of the registration statement.

The shares of common stock of Central Federal Bancshares, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.